Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Bronco Drilling Company, Inc.

Dated: July 25, 2008

WEXFORD ALPHA TRADING LIMITED

	By:	/s/ Arthur Amron
	Name:	Arthur Amron
	Title:	Vice President

WEXFORD CATALYST INVESTORS LLC

	By:	/s/ Arthur Amron
	Name:	Arthur Amron
	Title:	Vice President and Assistant Secretary

WEXFORD SPECTRUM TRADING LIMITED

	By:	/s/ Arthur Amron
	Name:	Arthur Amron
	Title:	Vice President

WEXFORD CAPITAL LLC

	By:	/s/ Arthur Amron
	Name:	Arthur Amron
	Title:	Partner and Secretary

/s/ Charles E. Davidson
Charles E. Davidson

/s/ Joseph M. Jacobs
Joseph M. Jacobs